Proxy Statement Pursuant to Section 14(a) of the
                      Securities Exchange Act of 1934

Filed by the Registrant (x) Filed by a Party other than the Registrant ( ) Check the appropriate box:
( )   Preliminary Proxy Statement
( ) Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
(x)   Definitive Proxy Statement
( )   Definitive Additional Materials
( )   Soliciting Material pursuant to Section 240.14a-11(c) or Section
      240.14a-12

                               Bontex, Inc.
             (Name of Registrant as Specified in its Charter)
                   Charles W.J. Kostelni, Corporate Secretary

 (Name of Person(s) Filing Proxy Statement, if other than the Registrant)
                                    N/A
Payment of Filing Fee (Check the appropriate box):
(x)   No fee required
( )   Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and
      0-11.
      (1)  Title of each class of securities to which transaction applies:
      (2)  Aggregate number of securities to which transaction applies:
      (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
      (4)  Proposed maximum aggregate value of transaction:
      (5)  Total Fee Paid:
( )   Fee paid previously with preliminary materials
( ) Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
      (1)  Amount Previously Paid:
      (2)  Form, Schedule or Registration Statement No.:
      (3)  Filing Party:
      (4)  Date Filed:

                            [BONTEX LOGO] BONTEX [R]


                                      2001

                      Notice of Annual Stockholders Meeting

                                       and

                                 Proxy Statement











Wednesday, November 7, 2001
at 10:30 a.m. local time
Lexington, Virginia

[Bontex Logo] BONTEX [R]



                                                             September 28, 2001



Dear Stockholder:

You are cordially invited to attend the Annual Stockholders Meeting to be held at 10:30 a.m., Eastern Daylight- Saving Time, on Wednesday, November 7, 2001, at the Best Western Inn at Hunt Ridge, Lexington, Virginia 24450. The accompanying Notice of Annual Meeting and Proxy Statement contains detailed information as to the formal business to be transacted at the meeting.

The Board urges you to vote "FOR" all proposals on the enclosed proxy card.

Regardless of whether you plan to attend the meeting, it is important that your shares be voted. Accordingly, please complete, sign, and date the proxy card attached and return it in the enclosed postage-paid envelope. Please note, however, that if your shares are held of record by a broker, bank, or other nominees and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Thank you for your interest.

Sincerely,



James C. Kostelni
Chairman of the Board and
Chief Executive Officer

                      NOTICE OF ANNUAL STOCKHOLDERS MEETING

                                                             September 28, 2001

                                  BONTEX, INC.

         Notice is hereby given that the Annual Meeting of Stockholders of Bontex, Inc. will be held at the Best Western Inn at Hunt Ridge, Willow Springs Drive, Lexington, Virginia 24450, on November 7, 2001 at 10:30 a.m., Eastern Daylight-Saving Time, for the following purposes:

          1. To elect two Class B directors to serve until the annual meeting of stockholders in 2004,

          2. The transaction of such other business as may properly come before the meeting or any adjournments thereof.

         Only stockholders of record at the close of business on September 10, 2001, are entitled to vote at this meeting.

         You are urged to fill in, date and sign the accompanying proxy and to mail the same as promptly as possible. If you sign and return your proxy without specifying your choices, it will be understood that you wish to have your shares voted in accordance with the directors' recommendations. Should you decide to attend the meeting and vote in person, you may withdraw your proxy.

         Your attention is directed to the Proxy Statement accompanying this Notice for a more complete statement regarding the matters proposed to be acted upon at the Annual Meeting.

                                            BY ORDER OF THE BOARD OF DIRECTORS


                                                        Charles W. J. Kostelni
                                                           Corporate Secretary

                                  BONTEX, INC.
                             A VIRGINIA CORPORATION
                                 PROXY STATEMENT
                       2001 ANNUAL MEETING OF STOCKHOLDERS

                                     GENERAL

         This Proxy Statement is furnished in connection with the solicitation by and on behalf of the Board of Directors of Bontex, Inc. (the "Company") of proxies in the accompanying form to be used at the Annual Meeting of the Stockholders of the Company to be held on November 7, 2001, at 10:30 a.m., Eastern Daylight-Saving Time, at the Best Western Inn at Hunt Ridge, Willow Springs Drive, Lexington, Virginia 24450, and at any adjournments thereof. The approximate date on which this Proxy Statement and the accompanying form of proxy are first being sent or given to stockholders is October 8, 2001.

         A copy of the Company's Annual Report to Stockholders, including consolidated financial statements for the fiscal year ended June 30, 2001, reported upon by KPMG LLP, is being mailed concurrently with this Proxy Statement, but should not be considered proxy solicitation material.

         Any person signing and mailing the enclosed form of proxy may revoke the proxy at any time prior to the actual voting thereof by attending the Annual Meeting and voting in person, by submitting a signed proxy bearing a later date, or by giving prior written notice of revocation of the proxy to the Corporate Secretary of the Company, One Bontex Drive, Buena Vista, Virginia 24416-1500. All properly executed proxies delivered pursuant to this solicitation will be voted at the Annual Meeting in the manner specified therein. If no specification is made, the proxy will be voted FOR Proposal No. 1, and in accordance with their best judgment on any other matters that may come before the annual meeting.

                                VOTING SECURITIES

         The close of business on September 10, 2001, has been fixed as the record date for the determination of stockholders of the Company entitled to notice of and to vote at the Annual Meeting of Stockholders. There were 1,572,824 shares of Company common stock outstanding as of the foregoing record date, and each such share is entitled to one vote.

         The holders of shares entitled to cast a majority of the votes at the Annual Meeting constitute a quorum. If a share is represented for any purpose at the Annual Meeting, it is deemed to be present for purposes of establishing a quorum. Abstentions and broker non-votes (i.e., shares registered in the names of brokers or other "street name" nominees for which proxies are voted for some but not all matters) will be included in determining the number of shares represented at the Annual Meeting. Directors will be elected by a plurality of the votes cast in person or by proxy at the Annual Meeting. Approval of all other matters requires the affirmative vote, at a meeting at which a quorum is present, of a majority of the votes cast by the shares that are present in person or by proxy and entitled to vote. Votes that are withheld and broker non-votes will not be included in determining the number of votes cast.

         The Company will appoint one or more inspectors of election to act at the Annual Meeting and to make a written report thereof. Prior to the meeting, the inspectors will sign an oath to perform their duties in an impartial manner and according to the best of their abilities. The inspectors will ascertain the number of shares outstanding and the voting power of each, determine the shares represented at the meeting and the validity of proxies and ballots, count all votes and ballots, and perform certain other duties as required by law.

         As a matter of policy, proxies, ballots and voting tabulations that identify individual stockholders are kept private by the Company. Such documents are available for examination only by the inspectors of election and certain personnel associated with processing proxy cards and tabulating votes. The vote of any stockholder is not disclosed except as may be necessary to meet legal requirements.

                 STOCK HOLDINGS OF CERTAIN OWNERS AND MANAGEMENT

         The following table sets forth as of August 25, 2001, certain information regarding the only known beneficial holders of more than five percent of the outstanding common stock of the Company and the beneficial ownership of the common stock of the Company by each director and nominee, by each named executive officer and by all directors and executive officers as a group. Where the persons listed have the right to acquire additional shares of the Company's common stock through the exercise of options within 60 days, such additional shares are deemed to be outstanding shares owned by such persons, but are not deemed to be outstanding for the purpose of computing the percentage ownership interests of any other person. Unless otherwise noted in the footnotes to the table, the named persons have sole voting and investment power with respect to all outstanding shares of common stock shown as beneficially owned by them.


                                                   Shares Beneficially
Name of Beneficial Owner                                  Owned                      Percent of Class

First Union National Bank                               843,082(1)                         50.04
303 Broad Street
Red Bank, New Jersey 07701

Mrs. Dolores Kostelni                                   696,207(2)                         41.32
Route 4, Box 251
Turtle Brooke Lane
Lexington, Virginia  24450

Mrs. Patricia S. Tischio                                675,607(3)(9)                      40.10
901 Foxboro Drive
Norwalk, Connecticut  06851

Estate of Marie G. Surmonte                             675,507(4)                         40.09
c/o First Union National Bank
303 Broad Street
Red Bank, New Jersey 07701

Hugo N. Surmonte Residuary Trust                         95,400(5)                          5.66
c/o First Union National Bank
303 Broad Street
Red Bank, New Jersey 07701

William J. Binnie                                         4,584(6)                           *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500



                                        2




                                                   Shares Beneficially
Name of Beneficial Owner                                  Owned                      Percent of Class

Michael J. Breton                                         1,900                              *
Bontex, S.A.
Rue Slar
4801 Stembert, Belgium

William B. D'Surney                                       1,050                              *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Charles W. J. Kostelni                                   33,149(10)                         1.98
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

James C. Kostelni                                       140,160(7)(9)                       8.32
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Jeffrey C. Kostelni                                      43,841(8)                          2.60
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Frank B. Mayorshi                                           600                              *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Larry E. Morris                                           9,070(11)                          *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Joseph F. Raffetto                                        5,582                              *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

Robert J. Weeks                                          10,121                              *
Bontex, Inc.
One Bontex Drive
Buena Vista, Virginia 24416-1500

All Directors and                                       925,764                            54.95
    Executive Officers
    as a Group (12 persons)


(1) Includes 95,400 shares held as co-trustee for the Hugo N. Surmonte Residuary Trust, 72,175 shares held as trustee of the Hugo N. Surmonte Marital Trust, and 675,507 shares held as a co-executor of the Estate of Marie G. Surmonte. The Bank has shared voting and dispositive power with respect to these shares.
(2) Includes 20,700 shares owned by Mrs. Kostelni with sole voting and dispositive power and an aggregate of 675,507 shares of which Mrs. Kostelni has shared voting and dispositive power as a co-executor of the Estate of Marie G. Surmonte. Excludes 57,590 shares owned by Mrs. Kostelni's spouse, Mr. James C. Kostelni, and 2,653 shares owned by Mrs. Kostelni's adult son, James H. Kostelni.
(3) Includes 100 shares owned by Mrs. Tischio with sole voting and dispositive power, an aggregate of 675,507 shares of which Mrs. Tischio has shared voting and dispositive power as a co-executor of the Estate of Marie G. Surmonte, and excludes 2,750 shares owned by Mrs. Tischio's adult daughter, as to which Mrs. Tischio disclaims beneficial ownership.
(4) Dolores Kostelni, Patricia S. Tischio and First Union National Bank are co-executors of the Estate and have shared voting and dispositive power with respect to these shares.
(5) Dolores Kostelni and Patricia S. Tischio are beneficiaries of the Trust. Mrs. Kostelni and Mrs. Tischio and the Bank have shared voting and dispositive power with respect to these shares.
(6)  Includes 726 shares held by Mr. Binnie's spouse as Trustee for their sons.
(7) Includes 20,700 shares owned by Mr. James C. Kostelni's spouse, Dolores Kostelni. Does not include 2,653 owned by Mr. James C. Kostelni's adult son, James H. Kostelni, as to which Mr. James C. Kostelni disclaims beneficial ownership, and 675,507 shares held in the Estate of Marie G. Surmonte, of which Mr. James C. Kostelni's spouse, Dolores Kostelni, is a co-executor with shared voting and dispositive power. Includes 57,220 shares that are unissued, but are subject to stock options.
(8) Includes 1,000 shares owned by Mr. Jeffrey C. Kostelni's spouse. Includes 22,015 shares that are unissued, but are subject to stock options.
(9) Mr. James C. Kostelni's spouse, Dolores Kostelni, and Mrs. Patricia S. Tischio are co-executors and share voting and dispositive power with First Union National Bank of 675,507 shares held by the Estate of Mrs. Marie G. Surmonte.
(10) Includes 22,015 shares that are unissued, but are subject to stock options.
(11) Includes 5,070 shares that are unissued, but are subject to stock options.

*    Represents less than 1% of the outstanding shares of Company common stock.


                              ELECTION OF DIRECTORS

PROPOSAL NO. 1

         The Company's Board of Directors is divided into three classes (A, B and C) with staggered three-year terms. The current term of office of the Class B directors expires at the 2001 Annual Meeting of Stockholders. The terms of the Class C and Class A directors will expire in 2002 and 2003, respectively.

         There are currently two Class B directors, Jeffrey C. Kostelni and Joseph F. Raffetto, each of whom has been nominated for re-election by the Board of Directors

         The Bylaws of the Company provide that the Company is authorized to have three Class B directors. The Company is considering identifying an additional person to serve as a Class B director. At such time as such person is identified and consents to serve as director, it is anticipated that he or she will be appointed to fill the existing vacancy on the Board of Directors. The proxies cannot be voted for a greater number of persons than the number of nominees named.

         It is the intention of the persons named as proxies, unless instructed otherwise, to vote for the election of each of the two nominees set forth below. Each nominee has agreed to serve if elected. If any nominee shall unexpectedly be unable to serve, the shares represented by all valid proxies will be voted for the remaining nominees and such other person or persons as may be designated by the Board. At this time, the Board knows of no reason why any nominee might be unable to serve. Class B nominees will serve for a three-year term until the 2004 Annual Meeting and until their successors are elected and qualified.

         The present principal occupation or employment and employment during the past five years and all positions or offices, if any, held with the Company are set forth opposite the name of each director and nominee. The two nominees, Jeffrey C. Kostelni and Joseph F. Raffetto, are members of the present Board of Directors.

         YOUR BOARD OF DIRECTORS RECOMMENDS A VOTE FOR EACH OF THE NOMINEES FOR CLASS B DIRECTOR.



                                                      NOMINEES
                                                  CLASS B DIRECTORS
                                         (Serving Until 2004 Annual Meeting)

                                     Year in Which First
Name and Age                         Elected as Director          Principal Occupation
Jeffrey C. Kostelni, Age 35                  1995                 Senior Vice President (since 1999), Chief
                                                                  Financial Officer and Treasurer (since 1994) of
                                                                  the Company and General Sales Manager of
                                                                  Bontex S.A., a subsidiary of the Company in
                                                                  Belgium (1995-1999).  Mr. Kostelni has a
                                                                  Bachelor of Science Degree in Accountancy and
                                                                  is a Certified Public Accountant.

Joseph F. Raffetto, Age 92                   1984                 Private investor since 1994; prior thereto,
                                                                  physician.

                                           DIRECTORS CONTINUING IN OFFICE
                                                  CLASS A DIRECTORS
                                         (Serving Until 2003 Annual Meeting)

                                     Year in Which First
Name and Age                         Elected as Director          Principal Occupation

James C. Kostelni, Age 66                    1965                 Chairman of the Board, President, and Chief
                                                                  Executive Officer of the Company (since 1994),
                                                                  President and Chief Operating Officer (since
                                                                  1971).  Mr. Kostelni has a Bachelor of Science
                                                                  Degree in Business Administration.

Robert J. Weeks, Age 67                      1983                 Private investor since 1993; prior thereto, Vice-
                                                                  President, Dun & Bradstreet Corp. Bethlehem,
                                                                  Pennsylvania.  Mr. Weeks has a Bachelor of
                                                                  Science Degree in Business Administration.



                                        5





Hadelin Mothet, Age 57                       2000                 Financial Director and Assistant General
                                                                  Manager (since 1985) of Bontex, S.A..  Mr.
                                                                  Mothet has a Bachelor of Science Degree in
                                                                  Accountancy.

William B. D'Surney, Age 72                  1995                 Private investor since 1994; prior thereto, Senior
                                                                  Vice-President, Alexander & Alexander,
                                                                  Richmond, Virginia.  Mr. D'Surney has a
                                                                  Bachelor of Science Degree in Business
                                                                  Administration.

                                                  CLASS C DIRECTORS
                                         (Serving Until 2002 Annual Meeting)

                                     Year in Which First
Name and Age                         Elected as Director          Principal Occupation

William J. Binnie, Age 76                    1977                 Retired engineering consultant since 1996; prior
                                                                  thereto, President, W.J. Binnie & Associates,
                                                                  Whispering Pines, North Carolina.  Mr. Binnie
                                                                  has a Bachelor of Science Degree in Civil
                                                                  Engineering.

Charles W. J. Kostelni, Age 37               1998                 Senior Vice President (since 1999), General
                                                                  Manager (U.S. Operations only) (since 1998),
                                                                  Corporate Secretary (since 1997), Corporate
                                                                  Controller (since 1996) of the Company and
                                                                  General Sales Manager of Bontex, S.A., a
                                                                  subsidiary of the Company in Belgium (since
                                                                  1999).  Prior thereto, Assistant Controller (1994-
                                                                  1996) of the Company.  Mr. Kostelni has a
                                                                  Bachelor of Science Degree in Accountancy and
                                                                  is a Certified Public Accountant.

Frank B. Mayorshi, Age 65                    1993                 Private investor since 1991; prior thereto Partner,
                                                                  KPMG LLP, Roanoke, Virginia.  Mr. Mayorshi
                                                                  has a Bachelor of Science Degree in Business
                                                                  Administration

No director or nominee is a director of any other company with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934. Mr. Charles W. J. Kostelni and Mr. Jeffrey C. Kostelni are the sons of Mr. James C. Kostelni.

                MEETINGS AND COMMITTEES OF THE BOARD OF DIRECTORS

         The Board of Directors held four meetings during fiscal 2001. All directors, with the exception of Patricia S. Tischio, who resigned on July 23, 2001, attended at least 75% of the total number of meetings of the Board and the committees of the Board on which they served.

         A director's fee of $1,500 per meeting attended is paid to all non-employee directors. In addition, non- employee directors who are members of the Executive, Audit, Compliance and/or Compensation Committees receive a fee of $500 per committee meeting attended. All directors are reimbursed for their actual travel expenses for attending Board and committee meetings.

        The Board of Directors annually elects five standing committees: the Executive Committee, the Audit Committee, the Compensation Committee, the Compliance Committee and the Nominating Committee.

         The Executive Committee of the Board of Directors, which is composed of Messrs. James C. Kostelni (Chairman), Weeks, Mayorshi and Binnie, is empowered to exercise all authority of the Board of Directors, except with respect to matters reserved for the Board by Virginia law. This committee met four times during fiscal 2001.

         The Audit Committee of the Board of Directors, which consists of Messrs. Mayorshi (Chairman), Binnie and Weeks, oversees the financial reporting process and the Company's internal controls. This committee met four times during fiscal 2001.

         The Compensation Committee of the Board of Directors, which consists of Messrs. Weeks (Chairman), Binnie and Mayorshi, meets as necessary to consider and make recommendations to the Board of Directors concerning compensation of executive officers and employees of the Company. This committee met four times during fiscal 2001.

         The Compliance Committee of the Board of Directors, which consists of Messrs. D'Surney (Chairman), Raffetto and Binnie, oversees the Company's compliance with environmental and safety regulations. This Committee met four times during fiscal 2001.

         The Nominating Committee of the Board of Directors, which consists of Messrs. James C. Kostelni (Chairman), Mayorshi and Weeks, considers and recommends to the Board, candidates for election as directors of the Company. The Nominating Committee will not consider nominees recommended by stockholders. This committee met one time during fiscal 2001.

REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors of the Company is composed of three independent directors and operates under a written charter adopted by the Board of Directors, which is attached hereto as Exhibit A.

         Management is responsible for the Company's internal controls and the financial reporting process. The Company's independent accountants, KPMG LLP, are responsible for performing an independent audit of the Company's financial statements in accordance with auditing standards generally accepted in the United States of America and the issuance of a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

         In this context, the Audit Committee has met and held discussions with management and the independent accountants. Management represented to the Audit Committee that the Company's financial statements were prepared in accordance with accounting principles generally accepted in the United States of America, and the Audit Committee has reviewed and discussed the audited financial statements with management and the independent accountants. The Audit Committee discussed with the independent accountants matters required to be discussed by Statement on Auditing Standards No. 61, "Communication with Audit Committees," which includes, among other things:

          o    methods used to account for significant unusual transactions;

          o the effect of significant accounting policies in controversial or emerging areas for which there is a lack of authoritative guidance or consensus;

          o the process used by management in formulating particularly sensitive accounting estimates and the basis for the auditors' conclusions regarding the reasonableness of these estimates; and

          o disagreements with management over the application of accounting principles, the basis for management's accounting estimates, and the disclosures in the financial statements.

         The independent accountants also provided to the Audit Committee the written disclosures required by Independence Standards Board Standard No. 1, "Independence Discussions with Audit Committees," and the Audit Committee discussed with the independent accountants that firm's independence from the Company and its management.

         Based on the Audit Committee's discussion with management and the independent accountants and the Audit Committee's review of the representation of management regarding the audited financial statements and of the report of the independent accountants to the Audit Committee, the Audit Committee recommended to the Board of Directors, and the Board has approved, that the audited financial statements be included in the Company's Annual Report on Form 10-K for the fiscal year ended June 30, 2001, for filing with the Securities and Exchange Commission.

Report submitted by the Audit Committee of the Board of Directors of the Company

                           Frank B. Mayorshi, Chairman
                                William J. Binnie
                                 Robert J. Weeks

AUDIT FEES

         The following table sets forth the amount of audit fees, financial information systems design and implementation fees, and all other fees billed or expected to be billed by KPMG LLP, the Company's principal accountant, for the year ended June 30, 2001:


          Audit Fees (1)                      $         88,000
          All Other Fees (2)                  $         28,000
                                               ---------------

               Total Fees                     $        116,000
                                               ===============

(1) Includes annual financial statement audit and limited quarterly review services.

(2) Primarily represents income tax services other than those directly related to the audit of the income tax accrual.

         The Audit Committee of the Board of Directors of the Company has considered whether the provision of financial information systems design and implementation and other non-audit services is compatible with maintaining KPMG LLP's independence.

                             EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

         The following table sets forth information regarding the individual compensation earned by the Chief Executive Officer and the three other most highly compensated executives for services in all capacities to the Company and its subsidiaries for the fiscal years ended June 30, 2001, 2000 and 1999.


                                                                                           Long-Term
                                                    Annual Compensation                  Compensation
                                                                                            Awards
                                                                       Other Annual       Securities          All Other
    Name and Principal                                                 Compensation       Underlying        Compensation
         Position              Year    Salary ($)     Bonus ($)(1)        ($)(2)          Options (#)          ($)(3)
         --------              ----    ----------     ------------       -------          -----------          ------
James C. Kostelni              2001      250,000           -             146,461                 -              84,507
    Chairman of the            2000      250,000           -             110,876            24,250               7,962
    Board of Directors,        1999      250,000           -             112,402            72,000               6,810
    President and Chief
    Executive Officer

Michael J. Breton              2001       80,895           -              14,087                 -              64,797
    Corporate Director         2000      125,518           -              14,910                 -              33,559
    of International           1999      144,350           -              15,606                 -              42,527
    Operations, Bontex,
    S.A.

Richard Simpson                2001       92,000           -                   -                 -             127,756
    Director of Sales for      2000       92,000           -                   -                 -              69,175
    Asia/Pacific               1999       70,000           -                   -                 -                   -

Tarcisio Pasquali              2001      127,098           -              15,827                 -                   -
    General Manager,           2000      140,299           -              15,497                 -                   -
    Bontex S.r.l.              1999      163,441           -              17,297                 -                   -

(1) The last performance-based bonuses awarded by the Compensation Committee and paid were in 1998 for 1997 performance. Certain compensation for Mr. Pasquali includes other fees paid separately by the Company.
(2) Except as otherwise indicated in the table, the named executives did not receive perquisites or other personal benefits in excess of the lesser of $50,000 or 10% of the total of his salary and bonus reported in the table. Amounts disclosed in this column for Mr. James Kostelni during 2001, 2000 and 1999 include $105,544 paid by the Company for certain life insurance policies for which the Company is the beneficiary. All other amounts represent automobile allowances, certain life insurance premiums or long-term disability insurance premium payments.
(3) Amounts disclosed in this column for 2001 include: (i) payment by the Company's defined benefit plan to Mr. James Kostelni in the amount of $84,507; (ii) Company contributions on behalf of the named executive officers under the Bontex Inc. Retirement Plan as follows: Mr. James Kostelni $0, Mr. Breton $0, Mr. Richard Simpson $0, and Mr. Pasquali $0;
     (iii) Bontex S.A.'s contribution under the Bontex, S.A. Pension and Insurance Plans on behalf of Mr. Breton, $64,797 in 2001 and $33,559 in 2000. (The increase in Mr. Breton's pension costs over prior years is due to a change in the pension plan policy based on Mr. Breton's age. The change is a one time adjustment and is being offset by a permanent salary reduction implemented in the fourth quarter of fiscal year 1999, of which the full effect will be seen in subsequent years); (iv) Company contributions on behalf of the named executive officers under the Bontex, Inc. Executive Benefit Deferred Compensation Agreement as follows: Mr. James Kostelni $0, Mr. Breton $0, and Mr. Pasquali $0; and (v) payments by the Company relating to Mr. Simpson's expatriate agreement during overseas assignment for, among other things, living allowance and school costs for his children.

RETIREMENT PLANS

BONTEX, INC. RETIREMENT INCOME PLAN

         The Company has in effect a contributory defined benefit retirement plan ("Plan"). Estimated annual benefits payable at normal retirement age 65 under the Plan to persons in specified remuneration and years of service classifications are set forth below. The following table contains no benefits attributable to supplemental benefit plans as there are no such plans.


                                                                   Years of Service
            Final Average         ---------------------------------------------------------------------------------------
              Earnings                 15               20                  25                  30                 35
          -----------------       ------------     -------------       -------------       ------------       ------------
             $    125,000         $    32,730       $    43,640          $   54,550         $   65,460         $   65,460
                  150,000              40,230            53,640              67,050             80,460             80,460
                  175,000              46,230            61,640              77,050             92,460             92,460
                  200,000              46,230            61,640              77,050             92,460             92,460
                  225,000              46,230            61,640              77,050             92,460             92,460
                  250,000              46,230            61,640              77,050             92,460             92,460
                  300,000              46,230            61,640              77,050             92,460             92,460
                  400,000              46,230            61,640              77,050             92,460             92,460
                  450,000              46,230            61,640              77,050             92,460             92,460
                  500,000              46,230            61,640              77,050             92,460             92,460

         The benefits in the table are computed as a straight-life annuity payable annually and are derived from both employer and employee contributions. The benefits are not subject to any deduction for Social Security or other offset amounts.

         The compensation covered by the Plan includes all amounts received for personal services rendered in the course of employment for the Company to the extent those amounts are includable in gross income respectively, except for distributions from deferred compensation plans or other amounts that receive special tax treatment. Compensation for purposes of the Plan may not exceed statutory limits. The limit for the 2001 and 2000 plan years was $170,000, which may be increased by the Internal Revenue Service in the future to reflect cost of living increases. The benefit formula equals the sum of (A) 1.5% of Final Average Earnings up to Social Security Covered Compensation, and (B) 2.0% of Final Average Earnings in excess of Social Security Covered Compensation, multiplied by credited years of service up to a maximum of 30 years.

         Social Security Covered Compensation means the average of the taxable wage bases for the 35 calendar years ending with the last day of the calendar year in which a participant attains his Social Security retirement age. Final Average Earnings is generally the average earnings for the five highest consecutive years of compensation during the ten years immediately preceding retirement.

         It is estimated that at age 65, for Plan purposes, Jeffrey C. Kostelni, Charles W. J. Kostelni and Larry E. Morris will have 38, 34, and 28 years of credited service, respectively. Mr. Michael J. Breton does not participate in the Plan. Mr. James C. Kostelni has reached age 65 and currently has 41 years of credited service.

BONTEX, S.A. PENSION PLANS

         The Company's subsidiary, Bontex, S.A., maintains a pension plan ("Pension Plan") for certain of its employees. Mr. Breton is the only Pension Plan participant included in the Compensation Table. The Pension Plan generally provides a monthly retirement benefit beginning at normal retirement age 65 until the participant's death based on years of service and the average of the last five years' annual salary. Provisions are also made for monthly payments to a surviving spouse and children. Estimated annual benefits payable upon retirement under the Pension Plan to persons in specified remuneration and years of service classifications are set forth below. No benefits from a supplemental benefit plan are included as no such plan exists.

                                                                   Years of Service
            Final Average         ---------------------------------------------------------------------------------------
              Earnings                 15               20                  25                  30                 35
          -----------------       ------------     -------------       -------------       ------------       ------------
             $    125,000          $   15,591        $   20,789          $   25,987         $   31,184         $   36,381
                  150,000              19,822            26,429              33,036             39,643             46,251
                  175,000              24,052            32,068              40,086             48,103             56,120
                  200,000              28,281            37,708              47,135             56,163             65,990
                  225,000              32,511            43,347              54,186             65,023             75,860
                  250,000              36,741            48,988              61,235             73,482             85,729
                  300,000              45,201            52,431              75,335             90,401            105,469
                  400,000              62,119            82,827             103,533            124,241            144,947
                  450,000              70,580            94,107             117,634            141,159            164,687
                  500,000              79,040            105,386            131,733            158,079            184,426

         It is estimated that at age 65, Mr. Breton will have 18 years of credited service. Although compensation for Pension Plan purposes is the average of the most recent five years' annual salary, only $85,618 of the amount shown for Mr. Breton in the Compensation Table qualifies as compensation under the Pension Plan for 2001. The Pension Plan defines the benefit in terms of Belgian francs, and the above amounts were calculated using the exchange rate in effect on June 30, 2000, which for purposes of this disclosure, do not materially differ from rates in effect at June 30, 2001. The benefits listed in the Pension Plan table are computed as a straight-life annuity payable annually and are not subject to any deduction for Social Security or other offset amounts.

         Bontex, S.A. has also subscribed a pension plan for certain of its employees. The pension plan provides a lump sum at the normal retirement age of 65, based on a "defined contribution" varying in function of age and salary. The employee may choose to receive an annuity as opposed to a lump sum at age 65.

         The retirement lump sum equals to the accrued value of the following contributions at age 65 :


          Age                                 Retirement Benefit
          Less than 40                        3% of the annual gross salary
          40 to 49                            5% of the annual gross salary
          50 to 55                            7% of the annual gross salary
          55 and older                        10% of the annual gross salary

         The plan is a defined contribution scheme, which will provide a lump sum benefit equal to the accrued value of the contributions at age 65. Contributions amount to approximately $2,000 per year. Mr. Beton is insured under this pension plan, and the benefits of Mr. Breton have also been maximized, respecting maximum levels of coverage currently in force by tax legislation in Belgium.

BONTEX, INC. EXECUTIVE BENEFIT DEFERRED COMPENSATION AGREEMENT

         The Company adopted a tax deferred compensation benefit plan for certain executives during fiscal year 1997. The plan allows the employee to defer up to four percent of his compensation with a Company match of up to one percent of compensation. The Company's contribution funds life insurance policies on each executive, with the Company as owner and beneficiary.

RETIREMENT COMPENSATION AGREEMENTS

SUPPLEMENTAL EXECUTIVE COMPENSATION AGREEMENT

         On May 26, 1994, the Company and Mr. James C. Kostelni (hereafter in this section, Mr. Kostelni) entered into a Supplemental Executive Compensation Agreement which is intended to supplement Mr. Kostelni's retirement benefits to make up for any loss of benefits under the Plan resulting from the application of certain limitations imposed by amendments to Section 401(a)(17) of the Internal Revenue Code of 1986, as amended, under the Revenue Reconciliation Act of 1993. Under the Supplemental Executive Compensation Agreement, the Company has agreed, during Mr. Kostelni's life, to purchase for Mr. Kostelni, upon execution of the Agreement and thereafter on May 1 of each year through May 1, 2000 an annuity contract which provides for the payment of at least $458.33 per month to Mr. Kostelni, such payments to begin upon Mr. Kostelni's reaching age sixty-five and to end upon Mr. Kostelni's death or the ten-year anniversary date of the first annuity payment, whichever is later. In order to replace the survivorship benefits which Mr. Kostelni's spouse, but for the tax changes, would receive upon his death, the Company also has agreed to pay to Mr. Kostelni, upon execution of the Agreement and thereafter on May 1 of each year through May 1, 1997, a cash payment in the amount of $26,000. It is intended that such cash payment will be used by Mr. Kostelni to purchase life insurance which will then provide the survivor benefit. Additionally, the Supplemental Executive Compensation Agreement also provides that the Company shall, upon execution of the Agreement and thereafter on May 1 of each year through May 1, 2000, make a cash "gross-up" payment equal to the amount of any federal, state and local income taxes paid by Mr. Kostelni on the benefits received under the Agreement. With Mr. Kostelni's consent, the Company did not purchase the annuity contract as provided in the Agreement during fiscal years 1999, 2000 or 2001.

         Under the Supplemental Executive Compensation Agreement, the Company shall, upon a change in control, (i) purchase and transfer to Mr. Kostelni all remaining annuities to be purchased pursuant to the Agreement; (ii) pay to Mr. Kostelni all bonus amounts still owing pursuant to the Agreement; and (iii) pay to Mr. Kostelni the applicable "gross-up" payment computed in accordance with the Agreement. If Mr. Kostelni dies during the term of the Supplemental Executive Compensation Agreement, or if Mr. Kostelni's employment with the Company is terminated, either voluntarily or pursuant to the terms of the Executive Compensation Agreement (discussed below), the Agreement shall terminate, and Mr. Kostelni shall be entitled to no further payments or benefits under the Agreement, except those which have accrued as of the date of his death or termination.

         A change in control under the Supplemental Executive Compensation Agreement shall be deemed to have occurred in the event that (i) any person or group becomes a beneficial owner of 20% or more of the combined voting power of the Company's voting securities; (ii) the members of the Company's Board of Directors on the date of the Agreement cease for any reason to constitute at least a majority of the Board; (iii) all or substantially all of the assets of the Company are sold, transferred or conveyed by any means, including, but not limited to, direct purchase or merger, if the transferee is not controlled by the Company; or (iv) the Company is merged or consolidated with another entity and as a result of such merger or consolidation less than 75% of the outstanding voting securities of the surviving or resulting entity shall be owned in the aggregate by the former stockholders of the Company. No change of control shall be deemed to have occurred for purposes of the Agreement by virtue of the acquisition, directly or indirectly, of 20% or more of the combined voting power of the Company's voting securities by Mr. Kostelni or a group including Mr. Kostelni, by a subsidiary or certain other affiliates of the Company, or by the heirs, successors or assigns of Hugo N. Surmonte.

EMPLOYMENT AGREEMENT

         On January 22, 1997, the Company and Mr. James C. Kostelni (hereafter in this section, Mr. Kostelni) entered into an Executive Compensation Agreement providing for the employment of Mr. Kostelni as President and Chief Executive Officer of the Company until May 15, 2005. This Agreement supersedes in its entirety the Executive Compensation Agreement dated June 29,1989, by and between the Company (as successor to Georgia Bonded Fibers, Inc.) and Mr. Kostelni. Under the Agreement, Mr. Kostelni is to receive a minimum annual salary of $222,000, which shall be adjusted annually by the Compensation Committee of the Board of Directors, along with certain benefits, including such bonuses as are approved by the Board of Directors, an automobile allowance and all fringe benefits offered to Company employees.

         The Agreement may be terminated by the Company only for cause, provided, however, that the Company may not terminate the Agreement on (i) the sale by the Company of substantially all of its assets to a single purchaser or to a group of associated purchasers; (ii) the sale, exchange or other disposition, in one transaction, of more than 50% of the outstanding shares of Company common stock; (iii) a decision by the Company to terminate its business and liquidate its assets; or (iv) the merger or consolidation of the Company in a transaction in which the stockholders of the Company receive less than 50% of the outstanding voting shares of the new or continuing corporation. Under the Agreement, "cause" is deemed to include only Mr. Kostelni's (i) conviction of a felony; (ii) material breach of the Agreement which remains uncured sixty days after notice by the Company of such breach; or (iii) dishonesty directly related to the performance of his duties.

         The Agreement also may be terminated by the Company if Mr. Kostelni becomes disabled for a period of more than twelve consecutive months, and shall be terminated if Mr. Kostelni dies during the term of the Agreement. In the event of termination of the Agreement as a result of Mr. Kostelni's death or disability, the Company shall, within forty-five days after such termination, pay to Mr. Kostelni or his estate, as the case may be, an amount equal to six-months compensation or the balance due under the Agreement, whichever is less. Additionally, in the event of Mr. Kostelni's death during the term of the Agreement, the Company shall, within sixty days after the date of death, pay a survivor's benefit of $5,000 to his widow or other survivor.

         The Agreement also granted Mr. Kostelni a stock option to purchase 80,000 shares of the Company's common stock, at an exercise price of $4.50 per share, which was the fair market value of the stock on the date of grant (January 22, 1997). The option was exercisable from the date of grant and had a minimum term of ten years. On July 1, 1998, Mr. Kostelni voluntarily agreed to cancel the unexercised option in order to expedite the Company's application to transfer its common stock listing to The Nasdaq SmallCap Market. At the Annual Meeting held on October 22, 1998 and adjourned to January 28, 1999, the stockholders approved the issuance of a new option to Mr. Kostelni, exercisable effective January 28, 1999, to purchase 72,000 shares of the Company's common stock, at an exercise price of $4.50 per share. At the Annual Meeting of stockholders held on October 22, 1999, the Company's stockholders approved the Bontex Inc. Key Employee Stock Option Plan. As a condition to any grant of options under such plan, Mr. Kostelni agreed on January 27, 2000, to cancel 39,030 previously granted stock options to purchase shares of the Company's common stock at an exercise price of $4.50 per share. On that same date the Company granted to Mr. Kostelni 24,250 options to purchase shares of the Company's common stock at a price of $2.00 per share. The options are exercisable beginning six months after the grant date and expired on January 27, 2001.

         Since January 1998, the Company has paid certain premiums for various insurance policies, including a universal life insurance and a reverse split dollar insurance policy, upon the life of Mr. James C. Kostelni, for which the Company is the beneficiary.

RELATED PARTY TRANSACTIONS

         On February 16, 1999, the Company entered into a five-year contract with Maxcomm, Inc. ("Maxcomm"), a Virginia corporation, wholly owned by Mr. J.
H. Kostelni, the son of Mr. James C. Kostelni, the President, CEO and a director of the Company. Pursuant to the contract, Maxcomm will continue to develop a marketing relationship with certain identified target companies for the purpose of developing and refining products for global distribution by Bontex in the footwear, luggage and allied industries. In consideration, Bontex will pay Maxcomm a monthly commission calculated based on 6% of all collected net sales made by Bontex with respect to the distribution of products to the identified target companies. Bontex additionally agreed to reimburse Maxcomm $75,000 for the costs and expenses it incurred in its ongoing marketing efforts on Bontex's behalf.

         On April 30, 2000, the Company entered into an employment agreement (the "Agreement") with Patricia Surmonte Tischio, a principal stockholder and a former director of the Company who resigned on July 23, 2001. Pursuant to the Agreement, the Company will pay Ms. Tischio as a part-time employee $2,750 per month during the period February 1, 2000 through August 31, 2000 and $1,750 per month during the period September 1, 2000 through October 31, 2004. The Agreement states that Ms. Tischio will work no more than 15 hours per week. Under the Agreement, the Company also delivered title to a 1992 Ford Taurus to Ms. Tischio and provides her with term life insurance coverage in a decreasing amount equal to her remaining employment payments due under the Agreement. The Agreement is also a complete settlement and release of all claims by Ms. Tischio against Bontex through the date of the Agreement. The Agreement provides that until November 1, 2004, Ms. Tischio may not work for a competitor of Bontex.

             COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

         The Compensation Committee of Bontex, Inc. is responsible for recommending to the Board of Directors the compensation policies applicable to all employees, including the Company's executive officers. The Company's compensation policies are based on the fundamental premise that the achievements of the Company result from the coordinated efforts of all employees working toward common objectives. The Compensation Committee consists of Robert J. Weeks, Chairman, Frank B. Mayorshi and William J. Binnie, who are each independent directors of the Company.

COMPENSATION PHILOSOPHY AND OBJECTIVES

         The Company seeks to attract, motivate and retain the best possible executive and other employee talent by providing competitive, performance-based compensation programs that tie compensation to the Company's business objectives and performance. The overall objective of this strategy is to align the financial interests of the executive and other employees with those of the stockholders by linking a substantial component of its executives' compensation directly to Company performance.

         The Committee recommends to the Board of Directors the compensation policies that govern both the compensation opportunities available, as well as the actual amounts paid, to Company officers. These policies are designed to provide competitive levels of compensation that link incentive awards to the Company's annual operating plan.

         The Company's incentive bonus plans for executives and other employees are designed to recognize individual and group performance. Target compensation levels are intended to be competitive with those at other progressive companies.

ELEMENTS OF THE FISCAL 2001 EXECUTIVE COMPENSATION PROGRAM.

         The Committee believes the interests of the stockholders will be best served if the executive compensation program links a substantial component of the cash compensation earned by executives to increases in stockholder value. The current program therefore includes the following two principal components: base salary and annual cash bonuses. There were no cash bonuses for fiscal 2001.

BASE SALARY

         Base salaries for all executive officers, including the Chief Executive Officer, are established by reference to defined salary ranges which have been assigned to each position based upon salary opportunities provided by the Company's competitors. Increases to individual base salaries are awarded based on the officer's responsibilities, an evaluation of past and current performance, seniority and experience, the Company's overall operating results, position in range, the overall level of salary adjustments among the Company's peers and current and projected economic conditions. Base salary is also a reflection of the value of the job in the Company's operations.

CHIEF EXECUTIVE OFFICER (CEO) COMPENSATION

         The 2001 compensation paid to Mr. James C. Kostelni, the Company's Chief Executive Officer, was recommended by the Compensation Committee based on its review of independently produced CEO compensation surveys and consideration of compensation paid by companies of similar size with global responsibilities in comparable industries. The Compensation Committee recommended the CEO's compensation to the Board of Directors after considering that Mr. James C. Kostelni's on-going efforts to develop the Company's specifications sales business, his progress in restructuring the Company and reducing costs, his overall past and present performance and contributions to the Company, and the relationship of the CEO's compensation to that of other key executives.

                Report Submitted by the Compensation Committee of
                     the Board of Directors of the Company.

                            Robert J. Weeks, Chairman
                                Frank B. Mayorshi
                                William J. Binnie

                                STOCK PERFORMANCE

         The following graph compares the yearly percentage change and the cumulative total stockholder returns on the Company's common stock with the cumulative return on the NASDAQ Market Index and the MG Paper Products Peer Group Index for the five-year period commencing on June 30, 1996 and ending on June 30, 2001. These comparisons assume the investment of $100 of the Company's common stock and in each of the indices on June 30, 1996 and the reinvestment of dividends.

                  Comparison of 5-Year Cumulative Total Return
                               Among Bontex, Inc.
              NASDAQ Market Index and MG Paper Products Group Index


(PERFORMANCE GRAPH APPEARS HERE.)

















                  COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN
          OF COMPANY, MG PAPER PRODUCTS INDUSTRY INDEX AND BROAD MARKET

            COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN OF COMPANY,
                MG PAPER PRODUCTS INDUSTRY INDEX AND BROAD MARKET


                                              1996        1997         1998        1999         2000        2001
                                            ---------   ---------    --------    ---------    ---------   ---------
BONTEX, INC.                               $   100.00  $   134.48   $   79.31   $    48.28   $    51.72  $    74.46
MG PAPER PRODUCTS INDEX                        100.00      126.98      122.63       140.20       118.20      126.85
NASDAQ MARKET INDEX                            100.00      120.40      159.68       223.71       336.71      186.46

         The peer group comprises the largest companies domestically traded on the NASDAQ market that operate in the Company's industry, paper products. None of these companies compete directly with Bontex, Inc. The returns of each company have been weighted according to their respective stock market capitalization for purposes of arriving at a peer group average.

             SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Based solely upon a review of the copies of the forms furnished to the Company and written representations of the Company's directors and executive officers, the Company believes that all filing requirements applicable to its officers, directors and ten-percent beneficial owners were complied with during fiscal 2001.

         Pursuant to Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") the Company is required to identify any person who, at any time during fiscal year 2001, was a director of the Company, an executive officer of the Company or its subsidiaries, or a beneficial owner of more than 10% of the Company's common stock or any other person who was subject to Section 16(a) of the Exchange Act with respect to the Company that during fiscal 2001 and failed to file on a timely basis with the Securities and Exchange Commission any report required by Section 16(a) of the Exchange Act, (which reports are on Form 3 (an initial report of beneficial ownership of common stock) and on Form 4 and Form 5 (relating to changes in beneficial ownership of common stock)). Based solely on a review of such Forms 3, 4 and 5, and amendments thereto, furnished to the Company by the reporting persons known to it, as required by Exchange Act Rule 16a-3(e), no reporting person that was required during fiscal 2001 to comply with Section 16(a) of the Exchange Act failed to comply with such requirements.

                              INDEPENDENT AUDITORS

         The firm of KPMG LLP audited the Company's consolidated financial statements as of and for the year ended June 30, 2001 and has been reappointed by the Board of Directors as independent auditors for the year ended June 30, 2002. A representative of KPMG LLP is expected to attend the meeting with the opportunity to make a statement and/or respond to appropriate questions from stockholders at the meeting.

                              STOCKHOLDER PROPOSALS

         In order to be considered for inclusion in the Company's proxy statement for the 2002 Annual Meeting, stockholder proposals must be received by the Corporate Secretary of Bontex, Inc., One Bontex Drive, Buena Vista, Virginia 24416-1500, no later than May 24, 2002. Stockholder proposals intended to be presented at the 2002 Annual Meeting by means other than inclusion in the Company's proxy statement must be received by the Corporate Secretary no later than August 16, 2002.

                                  OTHER MATTERS

         The Board knows of no matters which may properly come before the Annual Meeting other than the matters referred to in this Proxy Statement. If, however, any matters properly come before the meeting, it is the intention of the persons named in the accompanying proxy to vote such proxy in accordance with their best judgment thereon.

                                         BY THE ORDER OF THE BOARD OF DIRECTORS
                                                         Charles W. J. Kostelni
                                                            Corporate Secretary
                                                             September 28, 2001

         The Company's Annual Report on Form 10-K, excluding exhibits, is available without charge to any stockholder of record requesting the same. Written requests should be addressed to the attention of the Corporate Controller, Bontex, Inc., One Bontex Drive, Buena Vista, Virginia 24416-1500.

                                    Exhibit A

                         CHARTER OF THE AUDIT COMMITTEE
                            OF THE BOARD OF DIRECTORS

                                  BONTEX, INC.

I.       AUDIT COMMITTEE PURPOSE

The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

o Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

o Monitor the independence and performance of the Company's independent auditors and internal accounting personnel.

o Provide an avenue of communication among the independent auditors, the Company's management, the internal accounting personnel and the Board of Directors.

o Monitor adherence to, and continuous improvement to the Company's policies, procedures and practices.

o        Review areas of potential significant financial risk to the Company.

o        Monitor compliance with legal and regulatory requirements.

The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities and it has direct access to the independent auditors as well as to anyone in the Company. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting, or other consultants or experts it deems necessary in the performance of its duties.

II.      AUDIT COMMITTEE COMPOSITION AND MEETINGS

Audit Committee members shall meet the requirements of the Nasdaq SmallCap Market. The Audit Committee shall be composed of three or more directors as determined by the Board, each of whom shall be independent nonexecutive directors, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall have a basic understanding of finance and accounting and be able to read and understand fundamental financial statements, and at least one member of the Committee shall have accounting or related financial management expertise.

Audit Committee members shall be appointed by the Board on recommendation of the Nominating Committee. If an Audit Committee Chair is not designated or present, the members of the Audit Committee may designate a Chair by their majority vote.

The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee will strive to meet privately in executive session at least annually with management, the Company's controller (or his/her equivalent), the independent auditors and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors limited review procedures.

III.     AUDIT COMMITTEE RESPONSIBILITIES AND DUTIES

Review Procedures

1. Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

2. Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

3. In consultation with the management, the independent auditors and the internal accounting personnel, as applicable, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

4. Review the Company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61 (see item 9). The Chair of the Committee may represent the entire Audit Committee for purposes of this review, or the quarterly review may be accomplished by conference call or meeting with the entire audit committee.

Independent Auditors

5. The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence, and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

6. Approve the fees and other significant compensation to be paid to the independent auditors. Review and approve requests for significant management consulting engagements to be performed by the independent auditors' firm and be advised of any other significant study undertaken at the request of management that is beyond the scope of the audit engagement letter.

7. On an annual basis, the Committee should review and discuss with the independent auditors any significant relationships they have with the Company that could impair the auditors' independence.

8.       Review the independent auditors' audit plan.

9. Prior to releasing the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

10. Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

Internal Accounting Personnel and Legal Compliance

11. Review the budget, changes in budget, activities, organizational structure, and qualifications of internal accounting personnel, as needed.

12. Review the appointment, performance and replacement of the Company's Chief Financial Officer.

13. Review significant reports prepared by the Company's internal accounting personnel together with management's response and follow-up to these reports.

14. On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the Company's financial statements, the Company's compliance with applicable laws and regulations, inquiries received from regulators or governmental agencies.

Other Audit Committee Responsibilities

15. Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual proxy statement.

16. Perform any other activities consistent with this Charter, the Company's By-laws and governing law, as the Committee or the Board deems necessary or appropriate.

17. Periodically report to the Board of Directors on significant results of the foregoing activities.

                                  BONTEX, INC.
                                 REVOCABLE PROXY

[X]      PLEASE MARK VOTES AS IN THIS EXAMPLE

PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY FOR ANNUAL MEETING NOVEMBER 7, 2001

         The undersigned hereby constitutes and appoints Charles W.J. Kostelni and William B. D'Surney, or either of them, his true and lawful agents and proxies, with full power of substitution in each, to represent the undersigned and to vote as designated below, all the shares of Common Stock held of record by the undersigned on September 10, 2001, at the Annual Meeting of Stockholders of Bontex, Inc. to be held at the Best Western Inn at Hunt Ridge, Willow Springs Drive, Lexington, Virginia 24450, on Wednesday, November 7, 2001 at 10:30 A.M., Eastern Daylight Saving Time and at any adjournments thereof.

The undersigned acknowledges receipt of the Proxy Statement dated September 28, 2001.


This proxy must be signed                        Date
exactly as name appears hereon.                  -------------------------------

-----------------------------------------------------------------------------------------------
      Stockholder sign above                          Co-holder (if any) sign above

                                                              With-    For All
                                                     For      hold     Except
1.       ELECTION OF DIRECTORS                       [ ]       [ ]      [ ]

         Nominees:  Two Class B directors for a three year term, Jeffrey C. Kostelni and Joseph F. Raffetto.

INSTRUCTION: To withhold authority to vote for any individual nominee, mark "For
All Except" and write that nominee's name in the space provided below.

-----------------------------------------------------------------------------------------------

2.       In their discretion, upon other matters as may properly come before the meeting.

Please check box if you plan to attend the November 7, 2001 annual stockholders meeting. [ ]

         This proxy when properly executed will be voted in the manner directed herein by the undersigned stockholder. If no direction is made, this proxy will be voted FOR Proposal 1. This proxy is revocable at any time prior to the exercise hereof.

-----------------------------------------------------------------------------------------------
    Detach above card, sign, date and mail in postage paid envelope provided.

                                  BONTEX, INC.

         When shares are held by joint tenants, both should sign. Executors, administrators, trustees, etc. should give full title as such. If executed on behalf of a corporation, please sign full corporate name by duly authorized officer.

                               PLEASE ACT PROMPTLY
                    SIGN, DATE & MAIL YOUR PROXY CARD TODAY

IF YOUR ADDRESS HAS CHANGED, PLEASE CORRECT THE ADDRESS IN THE SPACE PROVIDED BELOW AND RETURN THIS PORTION WITH THE PROXY IN THE ENVELOPE PROVIDED.

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